 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 29, 2015

Date of earliest event reported: September 28, 2015

HYDROCARB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on September 9, 2015 (the “Original 8-K”) by Hydrocarb Energy Corp. (the “Company”). The sole purpose of this amendment is to disclose the Company’s Board of Directors’ decision, following its annual meeting of stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise amend, update or revise the Original 8-K in any way.

Item 5.07

Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting of Shareholders of the Company on September 28, 2015 (the “Meeting”), shareholders holding 72.2% of the total shares eligible to be voted at the Meeting and 92.7% of the shares voted at the Meeting, voted in favor of holding future advisory votes on executive compensation of our named executive officers every three years. In light of the voting results with respect to the frequency of holding a non-binding, advisory vote on executive compensation, and consistent with the fact that such period received the highest number of votes cast at the meeting, the Board of Directors has determined that the Company will hold future non-binding, advisory votes of stockholders to approve the compensation of the named executive officers every three years until the next non-binding, advisory stockholder vote on the frequency of stockholder votes on executive compensation, scheduled to occur at our 2018 annual meeting of stockholders, or until the Board of Directors otherwise determines a different frequency for such non-binding, advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2016	Hydrocarb Energy Corporation

	By:	/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer